Exhibit (a)(1)(E)

Stock Option Exchange Program

If you choose to make, change, or withdraw your election by mail, you must deliver this properly completed form before the Exchange Program expires at 5:00p.m., Pacific Daylight Time, on April 17, 2003 (or such later date and time if the Exchange Program is extended) to:

Mellon Investor Services LLC

Attention: Reorganization Department

P.O. Box 3301

South Hackensack, NJ 07606

Please allow time for postal delivery; forms received after the expiration date will not be accepted. Forms will not be accepted via facsimile.

If you need assistance, please call Mellon Investor Services to speak with a Customer Service Representative (available Monday through Friday, 8:00a.m. to 7:00p.m., PT).

Mellon Investor Services

                800-634-6468 (Calling from within the US)

                201-329-8195 (Calling from outside the US)

Last Name:	First Name:

Employee No.:

Mailing Address:

City:	State:	Zip:

Country:

☐  Check here if this is a change to a previous election.

                Previous election submitted by:  ☐  Web  ☐  Phone  ☐  Paper

                Date of previous submission: ______________

Election Form

Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	New Grant if Exchanged	Make ONE election for each eligible grant

Signature:	Date:	Time: